UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2009

CMSF CORP.
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-12312	95-3880130
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

980 Enchanted Way, Suite 201
Simi Valley, California 93065
(Address of principal executive offices and Zip Code)

(805) 370-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL AGREEMENT

On October 28, 2009, Global Special Opportunities Trust PLC (formally BFS US Special Opportunities Trust PLC) (“GSOT”), RENN Global Entrepreneurs Fund, Inc. (“RENN III”), Renaissance US Growth Investment Trust PLC (“RUSGIT”) (collectively the “Lenders”) and RENN Capital Group, Inc., on the one hand; and CMSF Corp. (the “Company”), on the other hand, entered into a Conversion Agreement pursuant to which, effective October 9, 2009, the Lenders converted the following obligations into shares of the Common Stock of the Company:

(a)	The following debentures (collectively, the “Debentures”)
6.00% Convertible Debenture, dated November 27, 2002, in the original principal amount of $1,000,000, payable to GSOT;
6.00% Convertible Debenture, dated August 1, 2003, in the original principal amount of $750,000 payable to GSOT.
(b)	The following promissory notes (collectively, the “Notes”)
Secured Subordinated Promissory Note, dated July 19, 2004, in the original principal amount of $250,000, payable to Renn III;
Secured Subordinated Promissory Note, dated July 19, 2004, in the original principal amount of $250,000, payable to RUSGIT;
Secured Subordinated Promissory Note, dated July 19, 2004, in the original principal amount of $250,000, payable to GSOT;
Convertible Promissory Note, dated February 7, 2007, in the original principal amount of $100,000, payable to GSOT;
Convertible Promissory Note, dated February 7, 2007, in the original principal amount of $100,000, payable to RUSGIT; and
Convertible Promissory Note, dated February 21, 2008, in the original principal amount of $50,000, payable to RUSGIT.

The conversion rate for the Debentures is $0.507820582 and the conversion rate for the Notes is $0.01.  Accordingly, the Company has instructed its transfer agent to issue to the applicable Lender an aggregate of 3,446,099 Common Shares with respect to the conversion of the Debentures and an aggregate of 110,000,000 Common Shares with respect to the conversion of the Notes.  The Company has issued Common Shares with respect to accrued interest on the Debentures and Notes through June 30, 2009, and has instructed its transfer agent to issue additional Common Shares on the same basis with respect to accrued interest through the Effective Date.

(c)	Exhibits

Exhibit No. Title
4.1 Conversion Agreement effective as of October 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 29th day of October, 2009.
CMSF CORP.

By: /s/ Stephen Crosson
Stephen Crosson
Chief Financial Officer and Chief Operating Officer